                                                                    EXHIBIT 20.1


                        MONTHLY SERVICER'S CERTIFICATE

                             FIRST USA BANK, N.A.

                      FIRST NBC CREDIT CARD MASTER TRUST

                                 SERIES 1997-1

                   FOR THE MARCH 10, 1999 DETERMINATION DATE

                          FOR THE 19TH MONTHLY PERIOD

The undersigned, a duly authorized representative of First USA Bank, N.A., (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

     2   First USA Bank, N.A. is Servicer under the Pooling and Servicing
         Agreement.

     3   The undersigned is a Servicing Officer.

     4 The date of this Certificate is March 10, 1999, which is a Determination Date under the Pooling and Servicing Agreement.

     5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $127,718,854

         (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of
             Finance Charge Receivables   $15,772,592

         (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of
             Principal Receivables was   $111,946,262

     6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $905,038,738

     7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

     8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

         None.

     9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $189,728,723

    10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

11    Monthly Period Trust Activity

(a)     Trust Activity                                                          Total Trust
     ====================================================                   ==================
        Beginning Aggregate Principal Receivables                                 917,610,801
        Beginning Excess Funding Account Balance                                            0
        Beginning Total Principal Balance                                         917,610,801
        Collections of Finance Charge Receivables                                  15,772,592
        Discount Percentage                                                                 0
        Discount Option Receivables Collections                                             0
        Net Recoveries                                                                      0
        Total  Collections of Finance Charge Receivables                           15,772,592
        Total Collections of Principal Receivables                                111,946,262
        Net Default Amount                                                          3,812,350
        Minimum Aggregate Principal Receivables Balance                           700,000,000
        Ending Aggregate Principal Receivables                                    889,728,723
        Ending Excess Funding Account Balance                                               0
        Ending Total Principal Balance                                            889,728,723

(b)     Series Allocations                                                     Series 1997-1    Series 1998-1    All Series
      ====================================================                 =================================================
        Group Number                                                                        1               2
        Investor Interest                                                         300,000,000     400,000,000    700,000,000
        Adjusted Investor Interest                                                300,000,000     400,000,000    700,000,000
        Principal Funding Account Balance                                                   0               0              0
        Minimum Transferor Interest                                                                               62,281,011

(c)     Group I Allocations                                                    Series 1997-1    Total Group I
      ====================================================                 ==================================
        Investor Finance Charge Collections                                         5,156,628       5,156,628

        Investor Monthly Interest                                                   1,522,021       1,522,021
        Investor Monthly Fees (Servicing Fee)                                         375,000         375,000
        Investor Default Amounts                                                    1,246,395       1,246,395
        Investor Additional Amounts                                                         0               0
        Total                                                                       3,143,416       3,143,416

        Reallocated Investor Finance Charge Collections                             5,156,628       5,156,628
        Available Excess                                                            2,013,212       2,013,212

12      Series 1997-1 Certificates
                                                                               Series 1997-1      All Other     Transferor's
(a)     Investor/Transferor Allocations                          Trust           Interest          Series         Interest
      ======================================================================================================================
        Beginning Investor/Transferor Amounts                   917,610,801       300,000,000     400,000,000    217,610,801
        Beginning Adjusted Investor Interest                    917,610,801       300,000,000     400,000,000
        Floating Investor Percentage                              100.00000%        32.693599%      43.591466%
        Fixed Investor Percentage                                   0.00000%          0.00000%        0.00000%
        Collections of Finance Chg. Receivables                  15,772,592         5,156,628       6,875,504
        Collections of Principal Receivables                    111,946,262        36,599,262      48,799,017
        Net Default Amount                                        3,812,350         1,246,395       1,661,859

        Ending Investor/Transferor Amounts                      889,728,723       300,000,000     400,000,000    189,728,723


 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)

                                                                                                 Collateral
 (b)    Monthly Period Funding Requirements                     Class A           Class B         Interest         Total
      ======================================================================================================================
        Principal Funding Account                                         0                 0               0              0
        Principal Funding Investment Proceeds                             0                 0               0              0
        Withdrawal from Reserve Account                                   0                 0               0              0
        Available Reserve Account Amount                                  0                 0               0              0
        Required Reserve Account Amount                                   0                 0               0              0

        Coupon                                                     6.15000%          6.35000%        5.53563%       6.12407%
        Floating Investor Percentage                              28.27996%          2.28855%        2.12508%      32.69360%
        Fixed Investor Percentage                                         0                 0               0              0
        Investor Monthly Interest                                 1,329,938           111,125          80,959      1,522,021
        Overdue Monthly Interest                                          0                 0               0              0
        Additional Interest                                               0                 0               0              0
        Total Interest Due                                        1,329,938           111,125          80,959      1,522,021
        Investor Default Amounts                                  1,078,131            87,248          81,016      1,246,395
        Investor Monthly Fees                                       324,375            26,250          24,375        375,000
        Investor Additional Amounts                                       0                 0               0              0
        Total Due                                                 2,732,444           224,623         186,349      3,143,416

                                                                                                 Collateral
 (c)    Certificates - Balances and Distributions               Class A           Class B         Interest         Total
      ======================================================================================================================
        Beginning Investor Interest                             259,500,000        21,000,000      19,500,000    300,000,000
        Monthly Principal-Prin. Funding Account                           0                 0               0              0
        Principal Payments                                                0                 0               0              0
        Interest Payments                                         1,329,938           111,125          80,959      1,522,021
        Total Payments                                            1,329,938           111,125          80,959      1,522,021
        Ending Investor Interest                                259,500,000        21,000,000      19,500,000    300,000,000

 (d)    Information regarding Payments in respect of the Class A
        Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                           5.125000
        2.  Amount of Payment in respect of Class A Monthly Interest                                                5.125000
        3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                               0
        4.  Amount of Payment in respect of Class A Additional Interest                                                    0
        5.  Amount of Payment in respect of Class A Principal                                                              0

 (e)    Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                   0
        2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                        0
        3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                             0
        4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
            principal amount                                                                                               0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class A
            Certificates exceeds the Class A Adjusted Investor Interest after giving effect to
            all transactions on such Distribution Date                                                                     0

 (f)    Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                           5.291667
        2.  Amount of Payment in respect of Class B Monthly Interest                                                5.291667
        3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                               0
        4.  Amount of Payment in respect of Class B Additional Interest                                                    0
        5.  Amount of Payment in respect of Class B Principal                                                              0

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

 (g)    Amount of reductions in Class B Investor Interest pursuant to clauses (c), (d) and (e)
        of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                              0
        2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount             0
        3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                  0
        4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
            $1,000 original certificate principal amount                                                                   0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class B Certificates exceeds
            the Class B Investor Interest after giving effect to all transaction on such Distribution Date                 0


 (h)    Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                      4.151723
        2.  Amount of distribution in respect of Collateral Monthly Interest                                        4.151723
        3.  Amount of distribution in respect of Collateral Overdue Interest                                               0
        4.  Amount of distribution in respect of Collateral Monthly Principal                                              0

  (i)   Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
        of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                    0
        2.  Total amount reimbursed in respect of reductions of Collateral Interest                                        0

  (j)    Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                                4,460,483

            a.  Class A Monthly Interest                                                                           1,329,938
            b.  Class A Overdue Monthly Interest                                                                           0
            c.  Class A Additional Interest                                                                                0
            d.  Class A Servicing Fee                                                                                324,375
            e.  Class A Investor Default Amount                                                                    1,078,131

            f.   Excess Spread                                                                                     1,728,039

        2.  Class B Available Funds                                                                                  360,964

            a.  Class B Monthly Interest                                                                             111,125
            b.  Class B Overdue Monthly Interest                                                                           0
            c.  Class B Additional Interest                                                                                0
            d.  Class B Servicing Fee                                                                                 26,250

            e.  Excess Spread                                                                                        223,589

        3.  Collateral Holder Available Funds                                                                        335,181

            a.  Excess Spread                                                                                        335,181

        4.  Total Excess Spread                                                                                    2,286,809

 Monthly Servicer's Certificate
 Page 5  (all amounts in dollars except percentages)

 (k)    Application of Excess Spread and Excess Finance Charge Collections Allocated to
        Series 1997-1
        1.  Beginning Excess Spread                                                                                2,286,809
        2.  Excess Finance Charge Collections                                                                              0
        3.  Applied to fund Class A Required Amount                                                                        0
        4.  Unreimbursed Class A Investor Charge-Offs                                                                      0
        5.  Applied to fund Class B Required Amount                                                                   87,248
        6.  Reductions of Class B Investor Interest treated as Available Principal Collections                             0
        7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                             80,959
        8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee            24,375
        9.  Collateral Investor Default Amount treated as Available Principal Collections                             81,016
        10. Reductions of Collateral Interest treated as Available Principal Collections                                   0
        11. Deposit to Reserve Account (if required)                                                                       0
        12. Applied to other amounts owed to Collateral Interest Holder                                                    0
        13. Balance to constitute Excess Finance Charge Collections for other series                               2,013,212

 13     Trust Performance
 (a)    Delinquencies
        1.  30-59 days                                                                                            14,594,261
        2.  60-89 days                                                                                             9,740,944
        3.  90 days and over                                                                                      17,539,552
        4.  Total 30+ days delinquent                                                                             41,874,757

 (b)    Base Rate
          a.  Current Monthly Period                                                                                 8.08808%
          b.  Prior Monthly Period                                                                                   8.15252%
          c.  Second Prior Monthly Period                                                                            8.17635%
 (c)    Three Month Average Base Rate                                                                                8.13898%

 (d)    Portfolio Yield (gross portfolio yield less net defaults)
          a.  Current Monthly Period                                                                                15.64093%
          b.  Prior Monthly Period                                                                                  13.64177%
          c.  Second Prior Monthly Period                                                                           15.89694%
 (e)    Three Month Average Portfolio Yield                                                                         15.05988%

 (f)    Excess Spread  Percentage
          a.  Current Monthly Period                                                                                 8.05285%
          b.  Prior Monthly Period                                                                                   5.98926%
          c.  Second Prior Monthly Period                                                                            8.22059%
 (g)    Three Month Average Excess Spread Percentage                                                                 7.42090%

 (h)    Monthly Payment Rate (total collections/beginning aggregate principal receivables)                          13.91863%

 (i)    Portfolio Adjusted Yield                                                                                     7.55285%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th  day of March


                                          First USA Bank, N.A., as Servicer

                                          BY:       /s/ Tracie Klein
                                          -------------------------------------
                                           Name:  Tracie Klein
                                           Title: Vice President